LOAN AGREEMENT

THIS LOAN AGREEMENT is made on May 01, 2014 between RadTek Inc. (herein called the "Borrower"), having an office at Suite 130 2152 Dupont Dt. Irvine, CA 92612, U.S.A and ROID GROUP Inc. (herein called the "Lender"), having an office at 10827 Cloverfield Pt. San Diego, CA 92131, USA. IT IS HEREBY AGREED as follows:

Article 1. Facility
1.1 The Lender Makes available to the Borrower upon the terms and subject to the conditions hereof a loan facility in the aggregate principal amount of USD 50,000 (the "Loan") to be drawn down In accordance with Article 2.

Article 2. Drawing 2.1 The Borrower shall give the Lender not later than 12:00 noon (Korea time) on the third Business Day, prior to the date of the proposed drawing a notice of its intention to draw the Loan.

Article 3. Repayment
3.1 The Borrower agrees to repay to the Lender on March 24th, 2015 (the "Repayment Date") the principal amount of the Loan then outstanding. 3.2 After termination of this agreement, the Borrower and the Lender can renew this agreement in case of keeping the Loan.
3.3 If the repayment is not proceeded as it was planned above, 'borrower" should pay the 'lander' as the stock share which is same amount of the repayment.

Article 4. Interest
4.1 Interest shall accrue of the principal amount of the Loan at the rate of 2.0 percent per annum (the "Interest Rate") from and including the date of the draw down of the Loan to and excluding the Repayment Date. Amount of interest shall be computed on the basis of a year of three hundred and sixty-five (365) days and the actual number of days elapsed.
4.2 The Borrower shall pay accrued Interest on the principal amount of the Loan on the Repayment Date. If an Interest Payment Date falls on a day which is not Business Day, the Interest Payment Date shall be the next succeeding Business Day. IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement the day and year first above written.

BORROWER:
RadTek Inc.

Name: Kwanghyun Kim
Title: President
Date: May 1, 2014

LENDER:
ROID GROUP Inc.

Name: Kwanghyun Kim
Title: President/CEO
Date: May 1, 2014